                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             AMENDMENT NO. 1 TO
                                  FORM 8-K

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 18, 1997 (June 2, 1997)



                   CHILDREN'S COMPREHENSIVE SERVICES, INC.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                     Tennessee                                       0-16162                       62-1240866
----------------------------------------------------        ------------------------           -------------------
   (State or other jurisdiction of incorporation)           (Commission File Number)            (I.R.S. Employer
                                                                                               Identification No.)

        805 South Church Street
        Murfreesboro, Tennessee                                37130
 ----------------------------------------                    ----------
 (Address of principal executive offices)                    (Zip Code)




       Registrant's telephone number, including area code: (615) 896-3100




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Children's Comprehensive Services Inc. ("CCS") purchased substantially all of the assets and assumed certain liabilities of Vendell Healthcare, Inc. ("Vendell") on June 2, 1997 pursuant to the Asset Purchase Agreement dated February 27, 1997, as amended. A Current Report on Form 8-K dated June 2, 1997 was filed related to this, as amended.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         (i) Consolidated Audited Financial Statements of Vendell Healthcare, Inc. as of June 30, 1996 and for the three years ended June 30, 1996.

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Vendell Healthcare, Inc.
Nashville, Tennessee

We have audited the accompanying consolidated balance sheets of Vendell Healthcare, Inc. as of June 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our aforementioned audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our report.

As described in Note 2, during the year ended June 30, 1996 the Company recorded an impairment writedown of its long-term assets in the amount of $15,750,000. We were informed by management that such writedown was based upon preliminary discussions with potential buyers of the properties. Because there was not sufficient evidence to support these values, and because future cash flows from the properties are not reasonably estimable by management, we were unable to satisfy ourselves as to the amount of such provisions. If actual values for these properties were determinable, additional adjustments could result and such adjustments could be material.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 10, the Company has failed to make scheduled interest payments on notes which were declared in default, has recurring losses, negative working capital, and shareholders' deficit. Additionally, as described in Note 11, certain of the Company's hospitals are under investigation by authorities, the outcome of which is not determinable but which may have material adverse effects. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note
10. The financial statements may require additional adjustments that might result from the outcome of these uncertainties.

Because of the possible material effects of the uncertainties referred to in the preceding paragraph, and the additional potential adjustments concerning the valuation of certain assets discussed in the second preceding paragraph, we are unable to express, and we do not express, an opinion on the financial statements as of June 30, 1996 and for the year then ended.

In our opinion, the 1995 consolidated financial statements present fairly, in all material respects, the financial position of Vendell Healthcare, Inc. as of June 30, 1995, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 4, 1996

VENDELL HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1995 AND 1996
----------------------------------------------------------------------------------------------

ASSETS                                                             1995                1996
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)                           $   6,801,938     $   5,492,113
  Accounts receivable, less allowance for doubtful accounts
     of $3,078,000 and $4,996,000, respectively                   15,500,060        10,807,658
  Prepaid expenses and other current assets                        1,832,701         1,800,670
                                                               -------------     -------------
    Total current assets                                          24,134,699        18,100,441

PROPERTY AND EQUIPMENT, net (Notes 1, 2 and 4)                    39,383,951        20,558,876

OTHER ASSETS (Note 1)                                              3,236,228         1,917,345
                                                               -------------     -------------
TOTAL                                                          $  66,754,878     $  40,576,662
                                                               =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                             $   1,606,678     $   1,525,672
  Accrued expenses (Note 3)                                        5,687,713         8,536,802
  Accrued salaries and wages                                       2,846,869         2,889,990
  Accrued interest                                                 5,625,000        14,625,000
  Due to third party payors (Note 1)                              10,696,993        13,244,668
  Series B Senior Notes (Note 5)                                  75,000,000        75,000,000
                                                               -------------     -------------
    Total current liabilities                                    101,463,253       115,822,132

SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred stock - $.01 par value; authorized,
     1,000,000 shares; none outstanding
  Common stock - $.01 par value; authorized,
     10,000,000 shares; issued and outstanding,
     5,169,989 (including 231,250 of treasury shares as
     of June 30, 1996 acquired at no cost) (Note 7)                   51,700            51,700
  Additional paid-in capital                                      21,443,116        21,443,116
  Accumulated deficit                                            (56,203,191)      (96,740,286)
                                                               -------------     -------------
    Total shareholders' deficit                                  (34,708,375)      (75,245,470)
                                                               -------------     -------------
TOTAL                                                          $  66,754,878     $  40,576,662
                                                               =============     =============


See notes to consolidated financial statements.

VENDELL HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1994, 1995 AND 1996
-------------------------------------------------------------------------------

                                         1994               1995               1996

PATIENT SERVICE REVENUE (Note 1)     $  74,337,717     $  79,969,515     $  65,391,088

COSTS AND EXPENSES:
  Salaries and benefits                 36,990,312        42,204,278        38,011,451
  Other operating expenses              27,729,017        31,192,615        30,166,259
  Provision for doubtful accounts        1,354,521         1,451,059         2,017,725
  Interest expense                       9,404,267         9,385,408         9,386,211
  Depreciation and amortization          4,616,400         5,419,999         3,123,494
  Impairment loss (Note 2)                    --          23,582,724        15,750,000
  Nonrecurring charges (Note 3)          1,185,509         3,387,100         7,473,043
                                     -------------     -------------     -------------
                                        81,280,026       116,623,183       105,928,183

LOSS BEFORE INCOME TAXES                (6,942,309)      (36,653,668)      (40,537,095)

PROVISION FOR INCOME
  TAXES (Notes 1 and 8)                       --                --                --
                                     -------------     -------------     -------------

NET LOSS                                (6,942,309)      (36,653,668)      (40,537,095)
                                     -------------     -------------     -------------

NET LOSS APPLICABLE TO
  COMMON STOCK                       $  (6,942,309)    $ (36,653,668)    $ (40,537,095)
                                     =============     =============     =============



See notes to consolidated financial statements.

VENDELL HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
YEARS ENDED JUNE 30, 1994, 1995 AND 1996
-------------------------------------------------------------------------------------------------------------------------

                                                       COMMON STOCK           ADDITIONAL
                                                  ----------------------        PAID-IN         ACCUMULATED       TREASURY
                                                    SHARES       AMOUNT         CAPITAL           DEFICIT           STOCK

BALANCE, JUNE 30, 1993                            5,082,489      $50,825      $20,743,991      $(12,607,214)      $    --

  Purchase of 12,500 shares of common stock            --           --               --                --          (100,000)

  Issuance of 100,000 shares in connection
    with acquisition of certain intellectual
    property                                         87,500          875          699,125              --           100,000

  Net loss                                             --           --               --          (6,942,309)           --
                                                  ---------      -------      -----------      ------------       ---------

BALANCE, JUNE 30, 1994                            5,169,989       51,700       21,443,116       (19,549,523)           --

  Net loss                                             --           --               --         (36,653,668)           --
                                                  ---------      -------      -----------      ------------       ---------

BALANCE, JUNE 30, 1995                            5,169,989       51,700       21,443,116       (56,203,191)           --

  Net loss                                             --           --               --         (40,537,095)           --
                                                  ---------      -------      -----------      ------------       ---------

BALANCE, JUNE 30, 1996                            5,169,989      $51,700      $21,443,116      $(96,740,286)      $    --
                                                  =========      =======      ===========      ============       =========


See notes to consolidated financial statements.

VENDELL HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1994, 1995 AND 1996
-------------------------------------------------------------------------------------------------
                                                       1994             1995            1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $ (6,942,309)    $(36,653,668)    $(40,537,095)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Impairment loss                                      --         23,582,724       15,750,000
      Depreciation and amortization                   4,616,400        5,419,999        3,123,494
      Provision for doubtful accounts                 1,354,521        1,451,059        2,017,725
      Interest not requiring cash                       385,199          385,200          385,200
      Deferred rent on lease obligation                 (61,666)            --               --
      Gain on sale of property                             --               --         (1,207,414)
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable       (1,003,366)      (5,266,832)       2,674,677
    Receivable from sale of facility                 (3,200,000)            --               --
    (Increase) decrease in prepaid expenses
      and other current assets                         (970,727)         187,067           32,031
    Increase (decrease) in accounts payable             461,443          251,188          (81,006)
    Increase in accrued interest                           --          4,500,000        9,000,000
    Increase in accrued expenses and other
      current liabilities                             1,774,268        7,120,349        5,439,885
                                                   ------------     ------------     ------------
        Net cash provided by (used in)
               operating activities                  (3,586,237)         977,086       (3,402,503)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                 (8,155,940)      (1,827,481)        (474,660)
  Purchase of intangible property                    (2,039,040)        (173,919)            --
  Disposal of property and equipment                    440,848             --          1,831,974
  Received from property sale                              --          3,200,000             --
                                                   ------------     ------------     ------------
        Net cash (used in) provided by
          investing activities                       (9,754,132)       1,198,600        1,357,314

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Increase) decrease in other assets                  (593,390)        (324,647)         735,364
  Issuance of common stock                              800,000             --               --
  Purchase of treasury stock                           (100,000)            --               --
                                                   ------------     ------------     ------------
        Net cash provided by (used in)
            financing activities                        106,610         (324,647)         735,364
                                                   ------------     ------------     ------------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                              (13,233,759)       1,851,039       (1,309,825)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR                               18,184,658        4,950,899        6,801,938
                                                   ------------     ------------     ------------
CASH AND CASH EQUIVALENTS
  AT END OF YEAR                                   $  4,950,899     $  6,801,938     $  5,492,113
                                                   ============     ============     ============

SUPPLEMENTAL SCHEDULE OF CASH FLOW
  INFORMATION:
    Interest paid                                  $  8,962,000     $  4,500,000     $       --
                                                   ============     ============     ============
    Income taxes paid (received)                   $    116,000     $ (1,346,000)    $     82,000
                                                   ============     ============     ============


See notes to consolidated financial statements.

VENDELL HEALTHCARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1994, 1995 AND 1996
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements include the accounts of Vendell Healthcare, Inc. (the "Company") and its wholly-owned subsidiaries and controlled entity. The Company owns and operates psychiatric hospitals, outpatient clinics and physician practices. All significant intercompany accounts and transactions have been eliminated. See Note 10 which describes liquidity problems resulting from operating results and failure to service a debt obligation.

      CASH AND CASH EQUIVALENTS include highly liquid investments with an original maturity date when purchased of three months or less.

      PROPERTY AND EQUIPMENT is stated at cost. Depreciation has been computed by the straight-line method based on the estimated useful lives of the related assets which are 30 years for buildings and range from three to ten years for other depreciable assets. At June 30, 1996 and 1995, an impairment loss has been recorded which reduced carrying values (See Notes 2 and 4).

      OTHER ASSETS consist largely of deferred loan costs, pre-opening costs and intangible assets. Deferred loan costs are being amortized over the life of the related debt using the interest method. Pre-opening costs are being amortized over the shorter of three years or the life of the related leased facilities using the straight-line method. Intangible assets are being amortized over the lesser of fifteen years or the life of the related agreement.

      PATIENT SERVICE REVENUE is recorded in the period in which services are rendered to the patient, at the hospital's estimated net realizable amounts from patients, third party payors and others for services rendered. Revenues from state Medicaid programs comprised approximately 36%, 36% and 36% of patient service revenue for the years ended June 30, 1994, 1995 and 1996, respectively. The Company is reimbursed by the various state Medicaid programs based upon tentative rates or established agreed upon rates dependent upon the reimbursement systems in place in the individual state. For states with a cost based reimbursement system, the final settlement is based upon reimbursement of the annual cost reports submitted by the Company and audits by the Medicaid intermediaries. Differences between estimated provisions and final settlements are reflected as adjustments in the year the cost reports and claims are finalized. During the fiscal years ended June 30, 1994, 1995 and 1996 the Company recorded revenue of approximately $740,000, $1,343,000 and $32,000, respectively, representing disproportionate share payments which are potentially non-recurring.

      CHARITY CARE represents services performed without charge or at amounts less than the hospital's established rates and is identified based upon financial information obtained from the patient and subsequent analysis. As the Company does not expect payment, estimated charges of approximately $1,702,000, $2,745,000 and $1,514,000 for the years ended June 30, 1994,
      1995 and 1996, respectively, for charity care are not included in revenue.

      INCOME TAXES are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which is an asset and liability approach. The asset and liability approach requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company files a consolidated federal income tax return and individual state income tax returns. Certain revenue and expense items are recognized for tax purposes in years other than the year in which they are reflected in the financial statements.

      LIABILITY INSURANCE. The Company carries professional malpractice and general liability insurance for its hospitals. The policy is carried on a claims made basis. Management is not aware of any material pending or threatened medical malpractice claims and believes that any claims, if asserted, would be settled within the limits of this insurance coverage.

      OTHER. The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of as of June 30, 1995. SFAS No. 121 requires review of long-lived assets and certain identifiable intangibles for impairment. Due to circumstances discussed in Notes 2 and 10, the Company has reflected an impairment loss on its statements of operations for 1996 and 1995 in accordance with the provisions of SFAS No. 121.

      USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

      CERTAIN RECLASSIFICATIONS to the 1995 financial statements have been made for comparability purposes in the 1996 financial statements.

2.    IMPAIRMENT LOSS

      The Company's debt and capital structure along with other factors discussed in Note 10 caused a decision to pursue alternatives which led to a proposed restructuring and asset sale which ultimately terminated in August 1995. Due to continued pursuit of similar alternatives and based on values believed to exist asset impairment losses have been recorded. The Company recognized the impairment losses in fiscal years 1995 and 1996 in the amount of $23,582,724 and $15,750,000, respectively, utilizing the principles of SFAS No. 121. The impairment losses include an adjustment to the carrying value of property and equipment in the amount of $35,000,000 as a result of the Company's intent to sell substantially all of its assets. An additional impairment reserve of $1,500,000 was set up in conjunction with the closing of the Company's Nebraska facility in fiscal 1996. This amount was determined based on estimates of net realizable values. A total impairment reserve of $36,500,000 is reflected as a reduction in the carrying valuing of property and equipment as of June 30, 1996. The impairment loss recorded in fiscal 1996 adjusted the carrying value of assets to approximate values indicated by current discussions with potential buyers, however such amounts do not necessarily indicate amounts that would result from a sale. The impairment loss for fiscal 1995 also includes $2,832,724 comprised of adjustments to assets of the Company's PATHwise group based on past operating losses and negative cash flows. The primary operations of this group were sold in fiscal 1996.

3.    NONRECURRING CHARGES

      During the fourth quarter of fiscal 1994, the Company reflected a nonrecurring credit of $2,005,000 related to an adjustment of certain closing costs accrued as of June 30, 1993. This adjustment was due to a hospital property being sold for an amount in excess of the original estimated net realizable value. During June 1994 the Company completed arrangements for the sale and the cash proceeds in the amount of $3,200,000 were received in July 1994.

      Due to the expectation of continuing unprofitable operations, management decided to close its Stafford, Texas facility effective March 31, 1994. Accordingly, the Company reflected a nonrecurring charge during the third quarter of fiscal 1994 of $3,190,000 related to the write down of the facility's assets of $2,420,000 and accrual of certain closing costs of $770,000.

      Due to the expectation of continuing unprofitable operations, management decided in April 1995, to close or sell its AltaCare of Tennessee centers. Accordingly, the Company reflected a nonrecurring charge of $2,381,000 in the fourth quarter of fiscal year 1995 related to the write down of assets and expenses incurred which relate to this decision.

      In connection with a proposed restructuring and sale of substantially all of the Company's assets, nonrecurring charges in the amount of $1,006,000 and $1,463,000, which consist of costs incurred, are reflected in the Company's fiscal 1995 and 1996 results. The proposed restructuring and sale initiated in fiscal 1995 was eventually terminated (See Note 10). The Company is continuing to pursue a potential sale transaction or financial restructuring.

      During fiscal 1996, the Company closed and placed for sale its Seward, Nebraska facility resulting in nonrecurring charges of $2,010,000. In addition, the Company has reflected a nonrecurring charge of $4,000,000 to provide for contingencies associated with legal matters.

4.    PROPERTY AND EQUIPMENT

      Property and equipment at June 30 consist of the following:

                                                       1995            1996
         Land                                      $ 8,580,482     $ 8,493,511
         Buildings and improvements                 60,461,734      60,229,908
         Furniture and equipment                    13,087,196      12,791,237
                                                   -----------     -----------
                                                    82,129,412      81,514,656
         Less impairment reserve                   (20,750,000)    (36,500,000)
         Less accumulated depreciation             (21,995,461)    (24,455,780)
                                                   -----------     -----------
                                                   $39,383,951     $20,558,876
                                                   ===========     ===========



      The impairment reserve reflected above is due to circumstances discussed in Note 2 and utilizes the provisions of SFAS No. 121 at June 30, 1995 and 1996.

5.    SERIES B SENIOR NOTES

      The Company's debt at June 30 consists of the following:

                                                                 1995          1996
          Current obligations - Series B senior notes         $75,000,000   $75,000,000
                                                              ===========   ===========

      SERIES A AND B NOTES OFFERING

      In May 1993 the Company sold $75,000,000 of 12% Series A notes due 2000 to certain investors. These investors subsequently resold the Series A notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In July 1993, the Company filed an exchange offer with the Securities and Exchange Commission (SEC). The exchange offer granted holders of the Series A Notes the right to receive Series B Notes in exchange for the same principal amount of Series A Notes. In August 1993 the exchange offer was declared effective by the SEC.

      The Series B Notes are unsecured, bear interest at 12% payable semi-annually on May 15 and November 15 of each year and mature May 15, 2000. The notes contain certain covenants that restrict the ability of the Company and its subsidiaries to create liens, incur or guarantee debt, make distributions, sell certain equity interests or assets, engage in certain sale and leaseback transactions and engage in transactions with related parties. The Company did not make its required interest payment due May 15, 1995 or subsequent required interest payments and thus is in default. Accordingly, the notes are classified as a current liability as of June 30, 1995 and 1996 (see Note 10).

6.    COMMITMENTS AND CONTINGENCIES

      The Company leases office space and certain equipment through noncancelable operating leases which expire through 2000. Rental expense was approximately $990,000, $1,947,000 and $2,327,000 in 1994, 1995 and
      1996, respectively. Future minimum payments under the noncancelable operating leases are as follows:


         Year Ending
           June 30,                                                Amount
             1997                                                $1,288,000
             1998                                                 1,123,000
             1999                                                   761,000
             2000                                                   357,000
             2001                                                    14,000
                                                                 ----------
                                                                 $3,543,000
                                                                 ===========


      The Company also leases one hospital through an operating lease effective January 1993 with a lease term expiring on September 30, 1996 and rental payments of $30,000 per month. Additional rent based on a percentage of net revenue was also due through December 1995. During fiscal year 1994 the Company leased another hospital which it purchased in June 1994. Rentals relating to these two leases were approximately $932,000, $638,000 and $457,000 for the years ended June 30, 1994, 1995 and 1996. Of this amount approximately $270,000, $256,000 and $66,000, respectively, was additional rent.

      The Company is a defendant in various legal matters which are generally incidental to its business. In the opinion of management, the resolution of these matters will not have a material adverse affect on the Company's financial position or future results of operations, except for the matters discussed in Note 11.

7.    STOCK OPTIONS AND TREASURY STOCK

      The Company has adopted several stock option plans which provide for both non-qualified and incentive stock options to key employees and non-qualified stock options to directors. Non-qualified options may be granted at not less than 85% of fair market value to key employees and 100% of fair market value to directors, and incentive options at not less than 100% of fair market value. Options have been granted at exercise prices of between $1.00 and $8.00. Approximately 74,000 of these options are fully vested with the remaining options vesting over three years. Approximately 900,000 shares have been reserved for these plans. All options become immediately exercisable upon consummation of a public offering of the Company's common stock.

      A summary of stock option activity for these plans during the last three fiscal years is as follows:

                                                  SHARES UNDER OPTION
                                             NON-QUALIFIED       INCENTIVE
                                                STOCK              STOCK
                                               OPTIONS            OPTIONS

      Outstanding at June 30, 1993              414,011              -
      Granted at $6.80 to $8.00 per share        63,100           230,000
      Cancelled                                 (91,912)             -
      Exercised                                    -                 -
                                               --------          --------
      Outstanding at June 30, 1994              385,199           230,000
      Cancelled                                 (87,844)             -
      Exercised                                    -                 -
                                               --------          --------
      Outstanding at June 30, 1995              297,355           230,000

      Cancelled                                (265,103)         (170,000)
      Exercised                                    -                 -
                                               --------          --------
      Outstanding at June 30, 1996               32,252            60,000
                                               ========          ========

      Effective January 1993 the Company adopted an employee stock purchase plan and reserved 250,000 shares for issuance under this plan. At June 30, 1996 there were no shares issued under this plan.

      In connection with the resignation of the Company's Chairman and CEO effective December 31, 1995, the Company received all of his shares with no associated cost. The shares are reflected as treasury stock.

8.    INCOME TAXES

      The provision for income taxes for the fiscal years ended June 30, 1994, 1995 and 1996 consist of the following:

                                          1994               1995              1996
      Currently payable:
       Federal                           $  -               $  -              $  -
       State                                -                  -                 -
      Tax effect of loss carryforward       -                  -                 -
                                         --------           -------           -------
      Provision for income taxes         $  -               $  -              $  -
                                         ========           =======           =======

      Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. Significant components of the Company's deferred tax balances as of June 30 are as follows:

                                                           1995                  1996
      Deferred tax assets:
       Net operating loss carryforwards                 $  8,912,000         $ 27,573,000
       Bad debt expense not currently deductible           1,043,000            1,996,000
       Reserves not currently deductible                   1,439,000            3,559,000
       Asset impairment                                    8,962,000            5,695,000
       Other                                                 398,000               27,000
                                                        -------------        ------------
                                                          20,754,000           38,850,000
       Deferred tax liabilities:
        Other                                                 -                   -
                                                        -------------       -------------
       Net deferred tax asset before valuation
        allowance                                         20,754,000           38,850,000
       Valuation allowance                               (20,754,000)         (38,850,000)
                                                        ------------        -------------
            Total                                       $     -             $     -
                                                        =============       =============

      The Company's operating loss carryforwards begin to expire in 2008.

      A reconciliation of the provision for income taxes to the assumed statutory federal tax rate of 34% is as follows:

                                                    1994             1995              1996
      Income taxes (benefit) - statutory rate    $(2,360,000)    $(12,462,000)     $(13,783,000)
      State taxes, net of federal benefit             -            (1,435,000)       (1,605,000)
      Other and permanent differences                 -               259,000        (2,708,000)
      Increase in valuation allowances             2,360,000       13,638,000        18,096,000
                                                 -----------     ------------      ------------
            Total                                $    -           $    -           $     -
                                                 ===========      ===========      ============


9.    DEFINED CONTRIBUTION PLAN

      The Company sponsors a defined contribution plan for all full-time, non-union employees who have completed one year of continuous service and have obtained the age of 21. Eligible employees may contribute to the plan 2% to 15% of their compensation each pay period through payroll deductions. The company matches 35% of the employee's contributions, not to exceed 5% of the employee's gross compensation. The Company recorded an expense of $168,000, $205,000 and $206,000 for the years ended June 30, 1994, 1995 and 1996, respectively, for contributions made to the plan.

10.   DEFAULT ON NOTES, PROPOSED RESTRUCTURING AND ASSET SALE

      Pressure from payors of behavioral health services to reduce the use of acute inpatient treatment for behavioral health patients has caused declines in acute average length of stay with resulting industrywide overcapacity causing declines in prices and reduced revenue per patient day. The combination of these factors without fully offsetting operating expense reductions have had an adverse effect on the Company's operations during fiscal 1995 and fiscal 1996.

      The Company had outstanding indebtedness, consisting of notes of approximately $75 million at June 30, 1995 and 1996, and annual cash debt service obligations for interest of $9 million. Cash flow from operations has been insufficient to cover such debt service obligations and make necessary capital expenditures to enhance the long-term viability of the Company.

      As a result of its liquidity problems, the Company did not make a $4.5 million scheduled interest payment due on the notes on May 15, 1995 or subsequent payments due. The failure to pay the May 15, 1995 interest payment on the notes on or before June 14, 1995 constituted an event of default under the Indenture. In May 1995, the Company entered into a Standstill Agreement (the "Standstill Agreement") with holders of more than 70% of the principal amount of the notes, whereby such holders agreed not to exercise certain available rights and remedies based upon the occurrence of certain defaults. Such Standstill Agreement was subsequently extended until September 7, 1995; provided, however that such holders may exercise available rights and remedies in certain circumstances. The Company continues to communicate with substantial bond holders and no further action has been taken regarding their rights and remedies.

      In July 1995 an agreement was signed whereby another entity was to acquire all assets, and assume all liabilities, except the obligations under the notes, of the Company based on certain terms and conditions. Such terms and conditions were disclosed to certain holders of notes, who hold more than 70% of the outstanding notes, and such holders subsequently agreed to support a reorganization and the acquisition of assets and liabilities by the other entity. As a result of the investigation of the Company's Florida Network (Note 11), the agreement was terminated. The Company continues to pursue a potential sale transaction or financial restructuring.

11.   LEGAL ISSUES

      The U.S. Department of Justice in conjunction with other federal agencies is investigating the Company's Florida Network. The Company and a former employee have been informed that they are targets of the investigation. The investigation relates to allegations of Medicare, CHAMPUS and other federal insurance program misbilling by the Company and certain doctors with privileges at the Company's Florida facilities. The government executed search warrants at the Florida facilities in August 1995. To date, the Company has received several subpoenas to which the Company has responded. The Company is cooperating fully with the investigation. Discussions with the government regarding settlement of the issues are progressing.

      In late September 1995, the Company learned that the Seward County Attorney's office in conjunction with the Nebraska Department of Social Services ("Nebraska DSS") would be investigating the Company's Nebraska operations. The Company received search warrants in late September and early October 1995. The investigation relates to allegations concerning inappropriate patient care and billing practices. As a result of this investigation, the Nebraska DSS notified the Company that they would discontinue placement of patients in the facility. In response to this decision, management determined that facility operations were no longer financially viable and that the facility would be closed. Based on available information, the Company believes that its Nebraska operations were providing appropriate patient care and following proper billing practices.

      Although the precise amount of liability for these matters is not known, the Company has provided for a potential settlement in the financial statements.

12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosure About Fair Value of Financial Instruments. The carrying values of cash and cash equivalents approximate fair values due to the short-term maturity of these instruments. It is not practicable to estimate the fair value of the Series B Senior Notes due to reasons discussed in Note 10.


                                   * * * * * *

         (ii) Unaudited Interim Financial Statements of Vendell Healthcare, Inc. as of March 31, 1997 and for the nine month periods ended March 31, 1996 and 1997.


VENDELL HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEET
================================================================================
(unaudited)                                               (dollars in thousands)
                                                               MARCH 31,
                                                                 1997
                                                               ---------

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $   8,844
   Accounts receivable, less allowance for doubtful accounts
      of $4,320                                                    9,059
   Prepaid expenses and other current assets                       1,535
                                                               ---------

        Total current assets                                      19,438

PROPERTY AND EQUIPMENT, net (Note 4)                              18,611

OTHER ASSETS                                                       1,476
                                                               ---------

TOTAL                                                          $  39,525
                                                               =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                            $   1,134
   Accrued expenses                                                9,504
   Accrued salaries and wages                                      2,147
   Accrued interest (Note 7)                                      20,750
   Due to third party payors                                      10,765
   Series B Senior Notes (Note 7)                                 75,000
                                                               ---------
        Total current liabilities                                119,300

SHAREHOLDERS' EQUITY:
   Preferred stock - $.01 par value; authorized,
        1,000,000 shares; none outstanding                            --
   Common stock - $.01 par value; authorized,
        10,000,000 shares; issued 4,847,093 shares                    48
   Additional paid-in capital                                     21,446
   Accumulated deficit                                          (101,269)
                                                               ---------

        Total shareholders' equity                               (79,775)
                                                               ---------

TOTAL                                                          $  39,525
                                                               =========

See notes to consolidated financial statements.


VENDELL HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================
(unaudited)                                                (dollars in thousands)
                                                             Nine Months Ended
                                                           --------------------
                                                           MARCH 31,  MARCH 31,
                                                              1996       1997
                                                           --------------------
PATIENT SERVICE REVENUE                                    $ 48,977    $ 42,280

COSTS AND EXPENSES:
   Salaries and benefits                                     29,220      22,858
   Other operating expenses                                  24,197      14,390
   Provision for doubtful accounts                            1,583         393
   Interest expense                                           7,040       6,414
   Depreciation and amortization                              2,553       1,941
   Nonrecurring charges (Note 5)                              4,868         813
                                                           --------    --------
                                                             69,461      46,809

                                                           --------    --------

(LOSS) BEFORE INCOME TAXES                                  (20,484)     (4,529)

PROVISION (BENEFIT) FOR INCOME TAXES                             --          --
                                                           --------    --------

NET (LOSS)                                                 $(20,484)   $ (4,529)
                                                           ========    ========

See notes to consolidated financial statements.


VENDELL HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
======================================================================================
(unaudited)                                                      (dollars in thousands)
                                                                    Nine Months Ended
                                                                  --------------------
                                                                  MARCH 31,  MARCH 31,
                                                                     1996        1997
                                                                  --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $(20,484)   $ (4,529)
   Adjustments to reconcile net loss to net cash
      provided by operating activities:
          Impairment loss                                            1,500          --
          Gain on sale of property                                  (1,005)         --
          Depreciation and amortization                              2,553       1,941
          Provision for doubtful accounts                            1,583         393
          Interest not requiring cash                                  289         289
   Changes in assets and liabilities:
          Decrease (increase) in accounts receivable                 1,963       1,356
          Decrease (increase) in prepaid expenses and
             other current assets                                       47         265
          (Decrease) increase in accounts payable                      157        (392)
          (Decrease) increase in accrued interest                    6,750       6,125
          (Decrease) increase in accrued expenses                    1,782      (2,162)
                                                                  --------    --------
               Net cash provided (used) by operating activities     (4,865)      3,286

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                 (625)       (216)
   Received from property sale                                       1,749         130
                                                                  --------    --------
               Net cash provided (used) in investing activities      1,124         (86)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Decrease (increase) in other assets                                 645         152
                                                                  --------    --------
               Net cash provided (used) in financing activities        645         152
                                                                  --------    --------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                 (3,096)      3,352

CASH AND CASH EQUIVALENTS AT BEGINNING
   OF PERIOD                                                         6,802       5,492
                                                                  --------    --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $  3,706    $  8,844
                                                                  ========    ========



See notes to consolidated financial statements.

                           VENDELL HEALTHCARE, INC
             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements are "Interim Financial Statements", and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements have been prepared in conformity with the Company's accounting principles and practices (including consolidation practices) reflected in the Company's audited financial statements for the fiscal year ended June 30, 1996, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments), necessary for a fair presentation. The results of operations for the nine month period ended March 31, 1997, are not necessarily indicative of the results that can be expected for the year ending June 30, 1997. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's audited financial statements for the year ended June 30, 1996.

NOTE 2 - ASSET PURCHASE AGREEMENT AND BANKRUPTCY FILING

On February 27, 1997, the company signed an Asset Purchase Agreement whereby Vendell agreed to sell substantially all of its assets to Children's Comprehensive Services, Inc ("CCS"). The Company and two of its subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy Code in March 1997 as part of the Asset Purchase Agreement with CCS. The Company continued to operate through the date of the sale to CCS, June 2, 1997. It is now in the process of managing operations of one subsidiary pending a closing of the sale to a third party, as well as settling other remaining obligations.

NOTE 3 - ACCOUNTING FOR INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standard (SFAS) No. 109. SFAS 109 requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company files a consolidated federal income tax return and individual state income tax returns. Certain revenue and expense items are recognized for tax purposes in years other than the year in which they are reflected in the financial statements.

NOTE 4 - IMPAIRMENT RESERVE

At June 30, 1996 the Company recognized an impairment loss utilizing the principles of SFAS No. 121. The impairment loss included an adjustment to the carrying value of the property and equipment as a result of the Company's intent to sell substantially all of its assets. An impairment reserve in the amount of $36.2 million is reflected as a reduction in the carrying value of the property and equipment.

NOTE 5 - NONRECURRING CHARGES

In connection with the proposed restructuring and sale of substantially all of the Company's assets, the Company recorded a nonrecurring charge reflecting the costs incurred during the fiscal year ended June 1995 with respect to the restructuring and potential sale. Subsequent expenses related to the restructuring are included in this item during the fiscal periods ended March 31, 1996 and 1997. A nonrecurring charge of $3.46 million, including a $1.5 million impairment loss was recognized in the second quarter of fiscal 1996 related to the closure and intention to sell the Nebraska facility.

NOTE 6 - GOVERNMENT INVESTIGATION

The U.S. Department of Justice in conjunction with other federal agencies has investigated the Company's Florida Network. The investigation related to allegations of Medicare, CHAMPUS and other federal insurance program overbilling by the Company and certain doctors with privileges at the Company's Florida facilities. The government executed search warrants at the Florida facilities in August 1995. The Company has accrued for the cost of settling the investigation.

In September 1995, the Company learned that the Seward County Attorney's office in conjunction with the Nebraska Department of Social Services ("Nebraska DSS") was investigating the Company's Nebraska operations. The investigation related to allegations concerning inappropriate patient care and billing practices. As a result of this investigation, the Nebraska DSS notified the Company that they would discontinue placement of patients in the Nebraska facility. In response to this decision, management determined that the Nebraska facility operations were no longer financially viable and that the facility would be closed. Based on available information, the Company believes that its Nebraska operations were providing appropriate patient care and following proper billing practices. The Company has now closed the facility and has sold the building. (see NOTE 9)

NOTE 7 - SECURITIES DEFAULT

The Company is currently in default on its Senior Notes due 2000 having failed to make its scheduled interest payments of $4.5 million on May 15, 1995 and failing to cure the default within 30 days of that date. No payments have been made since that date. Future scheduled semi-annual interest payments of $4.5 million will not be timely paid. Accrued interest on the Notes is reflected in the financial statements.

NOTE 8 - OTHER INFORMATION

The Company sold its Connecticut operations effective February, 1996. The Company's Stafford hospital building was sold in October 1995 for approximately $1.6 million, net of sales costs, in a cash transaction. The Company's physician practice operations in Texas and Michigan were sold in May 1996 and August 1996, respectively.

NOTE 9 - SUBSEQUENT EVENTS

In May 1997, the Company sold its Nebraska building to a third party. No gain or loss was recognized from the sale. In May 1997, the Company sold substantially all of its assets relating to its Wichita Falls, Texas operations to a third party. The remainder of these assets are expected to be sold as part of a second closing in September 1997. In August 1997, the Company settled its dispute with the U.S. Department of Justice and the Nebraska Medicaid Program for approximately $650,000. The Company had previously accrued for the settlement. In August 1997, the Company settled its dispute with the U.S. Department of Justice regarding the investigation of the Company's Florida operations for approximately $4.2 million. The Company had previously accrued for the settlement.

On June 2, 1997 the Company closed its transaction with CCS pursuant to the Asset Purchase Agreement.

                                  **********

(b) PRO FORMA FINANCIAL INFORMATION

The unaudited proforma information set forth below gives effect to the acquisition as if it had been consummated on March 31, 1997 for balance sheet purposes and on July 1, 1995 for income statement purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial information. The pro forma adjustments do not reflect any operating efficiencies that may be achievable with respect to the combined companies.

The pro forma adjustments reflecting the consummation of the acquisition are based on purchase accounting methods and upon the assumptions set forth in the notes hereto. This pro forma financial information is qualified in its entirety by, and should be read in conjunction with, the historical financial statements and accompanying notes of CCS and Vendell.

The following information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition occurred on the date, or at the beginning of the periods, for which the consummation of the acquisition is being given effect. For purposes of preparing CCS consolidated financial statements, CCS will establish a new basis for Vendell's assets and liabilities based upon the fair values thereof and the purchase price, including costs of the acquisition. The purchase price adjustments made in connection with the development of the pro forma financial information are preliminary and have been made solely for purposes of developing such pro forma financial information.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 1997
===========================================================================================================================

(unaudited)                                                                       (dollars in thousands)
                                                                 ----------------------------------------------------------
                                                                        AS REPORTED                                CCS
                                                                 --------------------------       PRO FORMA     PRO FORMA
                                                                    CCS           VENDELL        ADJUSTMENTS   CONSOLIDATED
                                                                 ----------------------------------------------------------
ASSETS

CURRENT ASSETS:
   Cash, cash equivalents and short term investments                $22,219        $  8,844      $ (8,844) (1)     $17,182
                                                                                                   11,450  (2)
                                                                                                  (11,450) (3)
                                                                                                   (5,037) (3)
   Accounts receivable, less allowance for doubtful accounts          5,170           9,059                         14,229
   Prepaid expenses and other current assets                            782           1,535                          2,317
                                                                    -------        --------      --------          -------

        Total current assets                                         28,171          19,438       (13,881)          33,728

PROPERTY AND EQUIPMENT, net                                          14,921          18,611         1,338  (4)      34,870

OTHER ASSETS                                                          2,298           1,476        (1,247) (1)       2,527
                                                                    -------        --------      --------          -------

TOTAL                                                               $45,390        $ 39,525      $(13,790)         $71,125
                                                                    =======        ========      ========          =======


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                 $   733        $  1,134                        $ 1,867
   Accrued expenses                                                   1,675           5,204      $ (1,800) (1)       5,079
   Due to government                                                      -           4,300        (4,300) (1)           -
   Accrued salaries and wages                                         1,845           2,147                          3,992
   Due to third party payors                                              -          10,765       (10,765) (1)           -
   Series B Senior Notes, including accrued interest                      -          95,750       (95,750) (1)           -
                                                                    -------        --------       -------          -------

        Total current liabilities                                     4,253         119,300      (112,615)          10,938

    Other liabilities                                                   390               -                            390
    Long term debt                                                        -               -        11,450  (2)      11,450
                                                                    -------        --------       -------          -------
TOTAL LIABILITIES                                                     4,643         119,300      (101,165)          22,778

SHAREHOLDERS' EQUITY                                                 40,747         (79,775)        7,600  (3)      48,347
                                                                                                   79,775  (5)
                                                                    -------        --------       -------          -------
TOTAL                                                               $45,390        $ 39,525      $(13,790)         $71,125
                                                                    =======        ========      ========          =======



 See notes to unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 1996
==================================================================================================================================
(unaudited)                                                                              (dollars in thousands)
                                                                   ---------------------------------------------------------------
                                                                           AS REPORTED                                  CCS
                                                                   -----------------------------     PRO FORMA        PRO FORMA
                                                                         CCS           VENDELL      ADJUSTMENTS     CONSOLIDATED
                                                                   ---------------------------------------------------------------
REVENUES                                                           $   25,835         $ 65,391       $ (8,540)  (6)  $   82,686

COSTS AND EXPENSES:

   Salaries and benefits                                               15,658           38,011         (5,388)  (6)      48,281
   Other operating expenses                                             4,825           32,184         (4,558)  (6)      32,451
   Interest expense, net                                                  763            9,386            973   (7)       1,736
                                                                                                       (9,386)  (8)
   Depreciation and amortization                                          952            3,124         (2,301)  (9)       1,775
   Impairment loss                                                          -           15,750              -            15,750
   Nonrecurring charges                                                     -            7,473              -             7,473
                                                                   ----------         --------       --------        ----------
                                                                       22,198          105,928        (20,660)          107,466

                                                                   ----------         --------       --------        ----------

INCOME (LOSS) BEFORE INCOME TAXES                                       3,637          (40,537)        12,120           (24,780)

PROVISION (BENEFIT) FOR INCOME TAXES                                      713                -           (713)  (10)          -
                                                                   ----------         --------       --------        ----------

NET (LOSS) INCOME BEFORE EXTRAORDINARY ITEMS                       $    2,924         $(40,537)      $ 12,833        $  (24,780)
                                                                   ==========         ========       ========        ==========

Earnings per share                                                 $     0.50                                        $    (3.85)
Average shares outstanding                                          5,792,161                                         6,435,139 (11)



 See notes to unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1997
=======================================================================================================================
(unaudited)                                                                  (dollars in thousands)
                                                          -------------------------------------------------------------
                                                                  AS REPORTED                                    CCS
                                                          ----------------------------     PRO FORMA          PRO FORMA
                                                               CCS            VENDELL     ADJUSTMENTS       CONSOLIDATED
                                                          -------------------------------------------------------------
REVENUES                                                  $   23,359         $42,280     $(3,772) (6)       $   61,867

COSTS AND EXPENSES:
   Salaries and benefits                                      14,564          22,858      (1,632) (6)           35,790
   Other operating expenses                                    4,530          14,783      (1,936) (6)           17,377
   Interest expense, net                                        (502)          6,414         730  (7)              228
                                                                                          (6,414) (8)
   Depreciation and amortization                                 685           1,941      (1,324) (9)            1,302
   Nonrecurring charges                                            -             813           -                   813
                                                          ----------         -------     -------            ----------
                                                              19,277          46,809     (10,576)               55,510
                                                          ----------         -------     -------            ----------

INCOME (LOSS) BEFORE INCOME TAXES                              4,082          (4,529)      6,804                 6,357

PROVISION (BENEFIT) FOR INCOME TAXES                            (596)              -           -                  (596)
                                                          ----------         -------     -------            ----------

NET (LOSS) INCOME BEFORE EXTRAORDINARY ITEMS              $    4,678         $(4,529)    $ 6,804            $    6,953
                                                          ==========         =======     =======            ==========


Earnings per share                                        $     0.66                                        $     0.90
Average shares outstanding                                 7,044,734                                         7,687,712 (11)



 See notes to unaudited pro forma condensed consolidated financial statements.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (UNAUDITED)


 (1) Elimination of Vendell assets not purchased by, and Vendell liabilities not assumed by, CCS.

 (2) Incurrence of $11,450,000 of debt under the Company's existing line of credit to provide the cash portion of the purchase price.

 (3) Reflects reductions in cash and an increase in shareholder's equity as a result of the acquisition of the Vendell assets.

     Purchase price payable in:

       Cash:
         Purchase property and equipment                   $11,450,000
         Purchase net working capital                        5,037,000
       Common Stock                                          7,600,000

 (4) Under purchase accounting, Vendell's assets and liabilities are required to be adjusted to their estimated values. The estimated fair value adjustment has been determined by CCS based upon available information.

 (5) Elimination of Vendell's shareholder's equity.

 (6) Elimination of revenues and expenses of Vendell operations which were not acquired by CCS.

 (7) Reflects interest expense on $11,450,000 of debt incurred by CCS to finance the cash portion of the acquisition.

 (8) Elimination of the interest expense incurred by Vendell on its Series B Senior Notes, as such notes were not assumed by CCS.

 (9) Reflects the reduction in depreciation and amortization resulting from adjustments to the fair value of Vendell property and equipment.

(10) Reflects the elimination of income tax expense due to the benefit of Vendell's operating loss.

(11) Reflects adjustment to weighted shares outstanding due to the issuance of 642,778 shares of common stock in concurrence with the acquisition.






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                                  SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 18, 1997.



                                       CHILDREN'S COMPREHENSIVE SERVICES, INC.

                                       By: /s/ DONALD B. WHITFIELD
                                          --------------------------------------
                                           Donald B. Whitfield
                                          (Vice President of Finance, Secretary
                                           and Treasurer)



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